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                                  Exhibit 23.1

                       Consent of Coopers & Lybrand L.L.P



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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of HMT Technology Corporation on form S-8 of our report dated April 22, 1997, on our audits of the consolidated financial statements and financial statement schedule of HMT Technology Corporation as of March 31, 1997 and for each of the three years in the period ended March 31, 1997, which reports are included in the Registrant's Annual Report on Form 10-K for the year ended March 31, 1997, as amended (File No. 27586).


                                            /s/ COOPERS & LYBRANDS L.L.P.

San Jose, California
May 4, 1998



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